Exhibit 5.1

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[New York Office]

June 13, 2011

OneBeacon Insurance Group, Ltd.
OneBeacon U.S. Holdings, Inc.
OneBeacon U.S. Holdings Trust I
OneBeacon U.S. Holdings Trust II
OneBeacon U.S. Holdings Trust III
Registration Statement on Form S-3

Dear Sirs:

We have acted as counsel to OneBeacon Insurance Group, Ltd., a Bermuda exempted limited liability company (“OBIG”), OneBeacon U.S. Holdings, Inc., a Delaware corporation (“OBUSH”), and OneBeacon U.S. Holdings Trust I, OneBeacon U.S. Holdings Trust II and OneBeacon U.S. Holdings Trust III, each a Delaware statutory trust (together, the “Trusts” and, together with OBIG and OBUSH, “OneBeacon”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”) relating to (1) the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, in an aggregate principal amount not to exceed $1,000,000,000, of (i) senior debt securities of OBIG (the “OBIG Senior Debt Securities”) to be issued under an indenture (the “OBIG Senior Indenture”) to be entered into between OBIG and a trustee (the “OBIG Senior Trustee”), (ii) subordinated debt securities of OBIG (together with the OBIG Senior Debt Securities, the “OBIG Debt Securities”) to be issued under an indenture (the “OBIG Subordinated Indenture”) to be entered into between OBIG and a trustee (the “OBIG Subordinated Trustee”), (iii) debt securities of OBUSH, whether senior, subordinated or junior subordinated (the “OBUSH Debt Securities” and, together with the OBIG Debt Securities, the “Debt Securities”) to be issued under an indenture (the “OBUSH Senior Indenture”, “OBUSH Subordinated Indenture” and “OBUSH Junior Indenture”, respectively) to be entered into between OBUSH and a trustee (the “OBUSH Senior Trustee”, “OBUSH Subordinated Trustee” and “OBUSH Junior Trustee”, respectively), (iv) guarantees by OBIG of the OBUSH

Debt Securities (the “Debt Guarantees”), (v) shares of Class A common stock of OBIG, par value $0.01 per share (the “OBIG Common Shares”), (vi) preference shares of OBIG, par value $0.01 per share (together with the OBIG Common Shares, the “OBIG Shares”), (vii) preferred stock of OBUSH, par value $1.00 per share (the “OBUSH Shares”), (viii) preferred securities of the Trusts (the “Trust Preferred Securities”), (ix) guarantees by OBIG of the Trust Preferred Securities (the “Trust Preferred Guarantees” and, together with the Debt Guarantees, the “Guarantees”), (x) warrants of OBIG to purchase OBIG Shares, OBIG Debt Securities or securities of a third party (the “OBIG Warrants”), (xi) warrants of OBUSH to purchase OBUSH Shares, OBUSH Debt Securities or securities of a third party (the “OBUSH Warrants”, and together with the OBIG Warrants, the “Warrants”), (xii) depository shares of OBIG (the “Depository Shares”), (xiii) purchase contracts obligating the holders thereof to purchase specified securities of OBIG, OBUSH or a third party (“Purchase Contracts” and, to the extent issued together with certain securities of OBIG, OBUSH or a third party as security for the holder’s obligations thereunder, “Purchase Units”) and (xiv) units comprised of any combination of the foregoing securities (“Units”, and together with the Debt Securities, the OBIG Shares, the OBUSH Shares, the Trust Preferred Securities, the Warrants, the Guarantees, the Depository Shares, the Purchase Contracts and the Purchase Units, the “Securities”)) and (2) the registration under the Securities Act and the proposed offering and sale from time to time pursuant to Rule 415 under the Securities Act by certain stockholders of OBIG of up to 71,754,738 OBIG Common Shares.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion.  As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of OneBeacon and documents furnished to us by OneBeacon without independent verification of their accuracy.  We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that:  (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by OBIG, OBUSH or any of the Trusts, as applicable, with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon OBIG, OBUSH or any of the Trusts, as applicable, or any restriction imposed by any court or governmental body having jurisdiction over OBIG, OBUSH or any of the Trusts, as applicable; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by OBIG, OBUSH or any of the Trusts, as applicable, and the other parties thereto; and (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, we are of opinion that:

1.             With respect to Debt Securities to be issued under the OBIG Senior Indenture, the OBIG Subordinated Indenture, the OBUSH Senior Indenture, the OBUSH Subordinated Indenture or the OBUSH Junior Indenture, as applicable (each, an “Indenture”), when (a) the OBIG Senior Trustee, the OBIG Subordinated Trustee, the OBUSH Senior Trustee, the OBUSH Subordinated Trustee or the OBUSH Junior Trustee, as applicable (each, a “Trustee”), is qualified to act in such capacity under the applicable Indenture, (b) the applicable Indenture has been duly authorized and validly executed and delivered by OBIG or OBUSH, as applicable, to the applicable Trustee, (c) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (d) the Board of Directors of OBIG or OBUSH, as applicable, or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “OBIG Board” or the “OBUSH Board”, as applicable) has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and (e) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the OBIG Board or the OBUSH Board, as applicable, upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of OBIG or OBUSH, as applicable, enforceable against OBIG or OBUSH, as applicable, in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.             With respect to the OBUSH Shares, when (a) the OBUSH Board has taken all necessary corporate action to approve the issuance and terms of the OBUSH Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to such OBUSH Shares (a “Certificate”) and the filing of such Certificate with the Secretary of State of the State of Delaware, (b) such Certificate has been properly filed with the Secretary of State of Delaware and (c) certificates representing the shares of OBUSH Shares have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the OBUSH Board upon payment of the consideration therefor (which consideration is not less than the par value of the OBUSH Shares) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the OBUSH Board, for the consideration approved by the OBUSH Board (which consideration is not less than the par value of the OBUSH Shares), the OBUSH Shares will be validly issued, fully paid and nonassessable.

3.             With respect to the Warrants, when (a) the OBIG Board or the OBUSH Board, as applicable, has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) the warrant agreement or agreements governed by New York law relating to the Warrants have been duly authorized and validly executed and delivered by OBIG or OBUSH, as applicable, and (c) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the OBIG Board or OBUSH Board, as applicable, upon payment of the consideration therefor provided therein, the Warrants will be validly issued and will constitute valid and binding obligations of OBIG or OBUSH, as applicable, enforceable against OBIG or OBUSH, as applicable, in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.             With respect to the Depository Shares, when (a) the OBIG Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Depository Shares and related maters, (b) a deposit agreement or agreements relating to the Depository Shares have been duly authorized and delivered by OBIG and the depository and (c) certificates representing the Depository Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate deposit agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the OBIG Board upon payment of the consideration therefor provided for therein, the Depository Shares will be validly issued and will entitle the holders thereof to the rights specified in the deposit agreement or agreements relating to the Depository Shares and the depositary receipts evidencing rights therein.

5.             With respect to the Debt Guarantees, when (a) the applicable Trustee is qualified to act in such capacity under the applicable Indenture, (b) the applicable Indenture has been duly authorized and validly executed and delivered by OBUSH to the applicable Trustee, (c) the applicable Indenture, has been duly qualified under the Trust Indenture Act of 1939, as amended, (d) the OBIG Board and OBUSH Board have taken all necessary corporate action to approve the issuance and terms of such Debt Guarantees and Debt Securities, respectively, the terms of the offering thereof and related matters and (e) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the OBIG Board or the OBUSH Board, as applicable, upon payment of the consideration therefor provided for therein, such Debt Guarantees will be validly issued and will constitute valid and binding obligations of OBIG, enforceable against OBIG in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

6.             With respect to the Trust Preferred Guarantees, (a) the guarantee agreement or agreements relating to the Trust Preferred Securities have been duly authorized and validly executed and delivered by OBIG, (b) the OBIG Board has taken all necessary corporate action to approve the issuance and terms of such Trust Preferred Guarantees, the terms of the offering thereof and related matters and (c) such Trust Preferred Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable guarantee agreements and the applicable definitive purchase, underwriting or similar agreement approved by the OBIG Board, upon payment of the consideration therefor provided for therein, such Trust Preferred Guarantees will be validly issued and will constitute valid and binding obligations of OBIG, enforceable against OBIG in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

We express no opinion herein as to any provision of any Indenture or the Debt Securities that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related thereto, (b) contains a waiver of an inconvenient forum, (c) relates to the waiver of rights to jury trial or (d) provides for indemnification, contribution or limitations on liability.  We also express no opinion as to (i) the enforceability of the provisions of any Indenture or the Debt Securities to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived or (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for therein.

We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States of America.  Insofar as the opinions expressed herein relate to or depend upon matters governed by the Bermuda law, we have relied upon and assumed the correctness of, without independent investigation, the opinion of Conyers Dill & Pearman Limited, Bermuda counsel to OneBeacon, which is being delivered to you and filed with the Commission as an exhibit to the Registration Statement.  Insofar as the opinions expressed herein relate to or depend upon the due creation and valid existence of the Trusts and the validity of the Trust Preferred Securities, we have relied upon and assumed the correctness of, without independent investigation, the opinion of Richards,

Layton & Finger, P.A., Delaware counsel to OneBeacon, which is being delivered to you and filed with the Commission as an exhibit to the Registration Statement.

We understand that we may be referred to under the heading “Legal Matters” in the prospectus and in a supplement to the prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as Exhibit 5.1 thereto. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

OneBeacon Insurance Group, Ltd.
OneBeacon U.S. Holdings, Inc.
OneBeacon U.S. Holdings Trust I
OneBeacon U.S. Holdings Trust II
OneBeacon U.S. Holdings Trust III
601 Carlson Parkway
Minnetonka, Minnesota 55305